Exhibit 10.3

TRUST AGREEMENT

among

THE ASSET SWAP COUNTERPARTY,

THE CEDING INSURERS

and

XL CAPITAL LTD

as Beneficiaries

and

STONEHEATH RE,

as Grantor and Beneficiary

and

THE BANK OF NEW YORK,
as Trustee

December 12, 2006

PREAMBLE

This trust agreement (the “Trust Agreement”), dated as of December 12, 2006, is made and entered into by and among the ASSET SWAP COUNTERPARTY, the CEDING INSURERS and XL CAPITAL LTD, a Cayman Islands exempted company, as Beneficiaries, STONEHEATH RE, a Cayman Islands exempted company, as Grantor and Beneficiary, and THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as Trustee.

ARTICLE I

DEFINITIONS

“Account” has the meaning ascribed to such term in Section 3.1 hereof.

“Actual RO Coupon Payments” means the “Actual RO Coupon Payments” as such term is defined in, and determined in accordance with the provisions of, the Asset Swap Agreement.

“Actual RO Principal Repayments” means the “Actual RO Principal Repayments” as such term is defined in, and determined in accordance with the provisions of, the Asset Swap Agreement.

“Asset” means an asset in the Trust Account, including cash.

“Asset Swap Agreement” means that certain 1992 ISDA Master Agreement (Multicurrency-Cross Border), as supplemented by a schedule and confirmation thereto, dated as of the date hereof, between the Grantor and the Asset Swap Counterparty, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Securities Issuance Agreement.

“Asset Swap Counterparty” means Goldman Sachs International as the initial Asset Swap Counterparty under the Asset Swap Agreement and any permitted successor, assign or replacement counterparty which assumes the obligations of the initial counterparty in accordance with the terms thereof and the terms of the Securities Issuance Agreement.

“Authorized Representative” has the meaning ascribed to such term in Section 3.16 hereof.

“Beneficiaries” means the Grantor and the Other Beneficiaries, for whose benefit the Trust hereunder has been established. As used herein, the term “Beneficiaries” shall include any respective permitted successor, assign or, in the case of the Asset Swap Agreement and the Interest Rate Swap Agreement, replacement swap counterparty of the Asset Swap Counterparty, the Interest Rate Swap Counterparty, a Ceding Insurer or XL Capital, including any liquidator, rehabilitator, receiver, conservator or court-appointed successor-in-interest.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Bermuda, the Cayman Islands, New York City and London.

“Ceding Insurers” means XLIB and any other insurance or reinsurance subsidiaries of XL Capital that are party to the Reinsurance Agreement from time to time.

“Confirmation” means the “Confirmation” as such term is defined in the Asset Swap Agreement.

“Designated Dealer” means, at any time, a dealer in securities of the type which constitute the Portfolio, which shall be a third party designated by the Asset Swap Counterparty.

“Eligible Assets” means (i) debt securities with a term not to exceed forty years from the date of investment or contractual commitment to invest therein issued or fully guaranteed or insured by the United States government or any agency thereof; (ii) commercial paper payable 183 days or less from the date of original issuance and with a rating from Moody’s of “P-1” and from S&P of at least “A-1” at the time of investment or contractual commitment to invest therein, and not placed on watchlist for a possible downgrade by either Moody’s or S&P; (iii) other debt securities with a final maturity not to exceed forty years and an average life not to exceed fifteen years from the date of investment or contractual commitment to invest therein and with a rating from Moody’s of at least “Aaa” and from S&P of at least “AAA” at the time of investment or contractual commitment to invest therein; and (iv) money market funds rated in the highest investment category by Moody’s and S&P and whose distributions to, or for the benefit of, the Grantor would not be subject to tax by any jurisdiction; provided, that (a) such Eligible Assets shall be denominated in U.S. dollars and (b) any Eligible Asset whose maturity exceeds six months shall bear interest at a rate that is determined from time to time by reference to a specified benchmark or index.

“Exercise Notice” has the meaning ascribed to such term in Section 6.1 hereof.

“Extraordinary Expenses” has the meaning ascribed to such term in the Securities Issuance Agreement.

“Final Redemption Date” means the date specified in the notice of redemption by the Grantor to the holders of record of the outstanding Issuer Preferred Securities following (i) the termination of the Reinsurance Agreement (whether upon its expiry or as a result of the occurrence of an early termination of the Securities Issuance Agreement) and (ii) if required by the terms of the Reinsurance Agreement, the commutation of the rights and obligations of the Grantor and the Ceding Insurers under the Reinsurance Agreement.

“Grantor” means Stoneheath Re, a Cayman Islands exempted company, which has established the Trust hereunder for the sole benefit of itself and the Other Beneficiaries as set forth more fully herein.

“Initial Permitted Investments” has the meaning ascribed to such term in the Investment Guidelines.

“Interest Rate Swap Agreement” means that certain long form transaction confirmation incorporating by reference the 1992 ISDA Master Agreement (Multicurrency-Cross Border), dated as of the date hereof, between the Grantor and the Interest Rate Swap Counterparty, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Securities Issuance Agreement.

“Interest Rate Swap Counterparty” means IXIS Financial Products Inc., as the initial counterparty under the Interest Rate Swap Agreement, and any permitted successor, assign or replacement counterparty which assumes the obligations of the initial counterparty in accordance with the terms thereof and the terms of the Securities Issuance Agreement.

“Investment Account” means the account, number 348226, established for the benefit of the Beneficiaries and maintained in the name “The Bank of New York f/b/o Beneficiaries,” consisting of the Investment Account Assets.

“Investment Account Assets” has the meaning ascribed to such term in Section 3.2 hereof.

“Investment Guidelines” means the Investment Guidelines attached hereto as Exhibit A and made part of this Trust Agreement.

“Investment Notice” means a written notice, substantially in the form attached hereto as Exhibit B, received by the Trustee from the Asset Swap Counterparty or its Authorized Representative in respect of an Asset.

“Issuer Preferred Securities” means the non-cumulative perpetual preferred shares, liquidation preference U.S. $1,000 per share, of the Grantor.

“Loss Verification Agent” means the “Loss Verification Agent” under the Reinsurance Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Other Beneficiaries” means the Asset Swap Counterparty, the Interest Rate Swap Counterparty, the Ceding Insurers and XL Capital, for whose benefit the Trust hereunder has been established as set forth more fully herein.

“Payment Account” means the account, number 348227, established for the benefit of the Beneficiaries and maintained with the Trustee in the name “The Bank of New York f/b/o Beneficiaries,” consisting of the Payment Account Assets.

“Payment Account Assets” has the meaning ascribed to such term in Section 3.3 hereof.

“Payment Account Net Earnings” has the meaning ascribed to such term in Section 3.3 hereof.

“Policy Aggregate Limit” means the “Policy Aggregate Limit” as such term is defined in, and determined in accordance with the provisions of, the Reinsurance Agreement.

“Policy Repayments” means all amounts payable by the Ceding Insurers to the Grantor pursuant to the Article entitled “Commutation and Quantum Dispute Resolution” of the Reinsurance Agreement.

“Portfolio” means the “Portfolio” as such term is defined in, and determined in accordance with the provisions of, the Asset Swap Agreement.

“Reference Obligation” means each “Reference Obligation” as such term is defined in, and determined in accordance with the provisions of, the Asset Swap Agreement.

“Reinsurance Agreement” means that certain Excess of Loss Reinsurance Agreement, dated as of the date hereof, between the Grantor and the Ceding Insurers, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Reinsurance Premium” means the premium payable by the Ceding Insurers to the Grantor pursuant to the Reinsurance Agreement.

“Reinvestment Proceeds” has the meaning ascribed to such term in the Investment Guidelines.

“Remaining Aggregate Limit” means, on any date, an amount equal to the Policy Aggregate Limit as reduced as of such date by any payments made by the Grantor under the Reinsurance Agreement and any distributions from the Trust Account made to the Grantor to permit it to pay Extraordinary Expenses.

“Repayment Account” has the meaning ascribed to such term in Section 3.1 hereof.

“Repayment Account Assets” means the Repayment Cash Account Assets and the Returned Securities Account Assets.

“Repayment Cash Account” means the account, number 348228, established for the benefit of the Grantor and XLIB, as Beneficiaries, and maintained in the name “The Bank of New York f/b/o Stoneheath Re and XL Insurance (Bermuda) Ltd,” consisting of the Repayment Cash Account Assets, if any.

“Repayment Cash Account Assets” has the meaning ascribed to such term in Section 3.4 hereof.

“Repayment Cash Account Net Earnings” has the meaning ascribed to such term in Section 3.4 hereof.

“Repayment Option” has the meaning ascribed to such term in Section 6.1 hereof.

“Repayment Option Period” has the meaning ascribed to such term in Section 6.1 hereof.

“Returned Securities Account” means the account, number 348229, established for the benefit of the Grantor and XLIB, as Beneficiaries, and maintained with the Trustee in the name “The Bank of New York f/b/o Stoneheath Re and XL Insurance (Bermuda) Ltd,” consisting of the Returned Securities Account Assets, if any.

“Returned Securities Account Assets” has the meaning ascribed to such term in Section 3.5 hereof.

“Returned XL Preferred Securities” has the meaning ascribed to such term in Section 3.6 hereof.

“RO Termination Payments” means the “RO Termination Payments” as such term is used in, and determined in accordance with the provisions of, the Asset Swap Agreement.

“S&P” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Securities Issuance Agreement” means that certain Securities Issuance Agreement, dated as of the date hereof, among the Grantor and XL Capital, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Securities Return Period” has the meaning ascribed to such term in Section 3.6 hereof.

“Specified Distribution Date” means the date on which a distribution from the Payment Account is to be made to a Beneficiary. The Specified Distribution Date shall be set forth in the written certification delivered by or on behalf of such Beneficiary pursuant to Section 5.3, 5.4, 5.5, 5.6, 5.7 or 5.8 hereof and shall not be earlier than:

(i)
3 Business Days from the date on which the written certification was delivered to the Trustee in the case of a distribution to the Asset Swap Counterparty or its designee pursuant to Section 5.3 hereof;

(ii)
3 Business Days from the date on which the written certification was delivered to the Trustee in the case of a distribution to the Interest Rate Swap Counterparty or its designee pursuant to Section 5.4 hereof;

(iii)	20 Business Days from the date on which the written certification was delivered to the Trustee in the case of a distribution to a Ceding Insurer or its designee pursuant to Section 5.5 hereof;

(iv)	10 Business Days from the date on which the written certification was delivered to the Trustee in the case of a distribution to XLIB or its designee pursuant to Section 5.6 hereof;

(v)	3 Business Days from the date on which the written certification was delivered to the Trustee in the case of a distribution to XL Capital or its designee pursuant to Section 5.7 hereof; and

(vi)	10 Business Days from the date on which the written certification was delivered to the Trustee in the case of a distribution to the Grantor or its designee pursuant to Section 5.8 hereof.

In the case of a distribution of Payment Account Net Earnings to XL Capital or its designee pursuant to Section 5.7 hereof, the Specified Distribution Date shall also be a date on which the holders of outstanding Issuer Preferred Securities are paid all accrued (but unpaid) dividends on the Issuer Preferred Securities in respect of the period from and including the immediately preceding dividend payment date (or the date of original issuance if there has not been a dividend payment date) to but excluding such date.

“Temporary Repayment Cash Account Net Earnings” has the meaning ascribed to such term in Section 6.2(b).

“Termination Date” has the meaning ascribed to such term in Section 8.1(a) hereof.

“Trust” has the meaning ascribed to such term in Section 2.1 hereof.

“Trust Account” has the meaning ascribed to such term in Section 3.1 hereof.

“Trustee” means The Bank of New York, a New York banking corporation, as trustee hereunder.

“XL Capital” means XL Capital Ltd, a Cayman Islands exempted company, and its permitted successors and assigns.

“XLIB” means XL Insurance (Bermuda) Ltd, a Bermuda exempted limited liability company, and its permitted successors and assigns.

“XL Preferred Securities” means Series D Preference Ordinary Shares, liquidation preference U.S. $1,000 per share, of XL Capital which may be issued and delivered to the Grantor from time to time under the Securities Issuance Agreement.

ARTICLE II

ESTABLISHMENT OF TRUST

Section 2.1.  Establishment of Trust. By execution of this Trust Agreement, the Grantor hereby establishes a trust (the “Trust”) for the sole benefit of the Beneficiaries as set forth more fully herein.

ARTICLE III

CREATION OF TRUST ACCOUNT AND DEPOSITS

Section 3.1.  Establishment of Accounts. The Grantor hereby agrees to establish and maintain with the Trustee the Investment Account, the Payment Account, the Repayment Cash Account and the Returned Securities Account. Each of the Investment Account, the Payment Account, the Repayment Cash Account and the Returned Securities Account shall be maintained separately from any other Account maintained with the Trustee, and the Assets in each Account shall be segregated from the Assets in any other Account. Each of the Investment Account, the Payment Account, the Repayment Cash Account and the Returned Securities Account, including any successor account or accounts thereto, is referred to herein as an “Account” and the Accounts are collectively referred to herein as the “Trust Account.” The Repayment Cash Account and the Returned Securities Account, including any successor account or accounts thereto, are collectively referred to herein as the “Repayment Account.” Each Account shall form part of the Trust created hereunder.

Section 3.2.  Investment Account Assets. The Assets in the Investment Account (the “Investment Account Assets”) shall consist of (i) cash deposited by the Grantor pursuant to Section 3.6 hereof, (ii) Assets transferred from the Payment Account to the Investment Account in accordance with Section 3.7 hereof, (iii) Assets acquired in connection with the investment and reinvestment of Investment Account Assets in accordance with Section 4.1 hereof and (iv) the net earnings, if any, on the foregoing. The Trustee shall transfer Investment Account Assets from the Investment Account to the Payment Account from time to time in accordance with Section 5.1 whereupon such transferred Investment Account Assets shall constitute Payment Account Assets. The Trustee shall not, under any circumstance, transfer Investment Account Assets to the Repayment Account or otherwise transfer Investment Account Assets to the Payment Account.

Section 3.3.  Payment Account Assets. The Assets in the Payment Account (the “Payment Account Assets”) shall consist of (i) cash deposited by the Asset Swap Counterparty pursuant to Section 3.7 hereof, (ii) cash deposited by the Interest Rate Swap Counterparty pursuant to Section 3.8 hereof, (iii) cash deposited by the Ceding Insurers pursuant to Section 3.9 hereof (other than Policy Repayments), (iv) cash deposited by XL Capital pursuant to Section 3.10 hereof, (v) Assets transferred from the Investment Account to the Payment Account in accordance with Section 3.2 hereof, (vi) Assets acquired in connection with the investment and reinvestment of Payment Account Assets in accordance with Section 4.2 hereof and (vii) the net earnings (the “Payment Account Net Earnings”), if any, on the foregoing. The Trustee shall transfer Payment Account Assets from the Payment Account to the Investment Account from time to time in accordance with Section 3.7 hereof whereupon such Payment Account Assets shall constitute Investment Account Assets. The Trustee shall not, under any circumstance, transfer Payment Account Assets to the Repayment Account or otherwise transfer Payment Account Assets to the Investment Account.

Section 3.4.  Repayment Cash Account Assets. The Assets in the Repayment Cash Account (the “Repayment Cash Account Assets”), if any, shall consist of (i) the Policy Repayments deposited by the Ceding Insurers pursuant to Section 3.9 hereof, (ii) Assets acquired in connection with the investment and reinvestment of Repayment Cash Account Assets in accordance with Section 4.2 hereof and (iii) the net earnings (the “Repayment Cash Account Net Earnings”), if any, on the foregoing. The Trustee shall not, under any circumstance, transfer Repayment Cash Account Assets to any other Account. Except for the Grantor and XLIB, none of the Beneficiaries shall have any claim, interest or right hereunder or otherwise in the Repayment Cash Account Assets.

Section 3.5.  Returned Securities Account Assets. The Assets in the Returned Securities Account (the “Returned Securities Account Assets”), if any, shall consist of (i) the Returned XL Preferred Securities deposited by the Grantor pursuant to Section 3.6 and Section 6.1 hereof and (ii) dividends and other payments, if any, paid on the Returned XL Preferred Securities (irrespective of when declared) while such Returned XL Preferred Securities are in the Returned Securities Account. The Trustee shall not, under any circumstance, transfer Returned Securities Account Assets to any other Account. Except for the Grantor and XLIB, none of the Beneficiaries shall have any claim, interest or right hereunder or otherwise in the Returned Securities Account Assets.

Section 3.6.  Deposits by the Grantor. On the date hereof, the Grantor shall deposit into the Investment Account an amount of cash that is equal to the gross proceeds to the Grantor from the issuance of Issuer Preferred Securities on the date hereof. In addition, upon receipt by the Grantor of a written notice that the Ceding Insurers have deposited Policy Repayments into the Repayment Cash Account pursuant to Section 3.9 hereof, the Grantor shall have the option, exercisable during the period commencing on the date of receipt of such written notice and ending at 5 p.m., New York time, on the tenth Business Day thereafter (the “Securities Return Period”), to deposit into the Returned Securities Account an amount of XL Preferred Securities having an aggregate liquidation preference that, when added to the accrued and unpaid dividends on such XL Preferred Securities for the then-current dividend period, is equal to the aggregate amount of Policy Repayments deposited in the Repayment Cash Account by the Ceding Insurers (the “Returned XL Preferred Securities”).

Section 3.7.  Deposits by the Asset Swap Counterparty. From time to time after the date hereof, the Asset Swap Counterparty shall deposit into the Payment Account, on behalf of the Grantor, any amounts that are paid by the Asset Swap Counterparty to the Grantor under the Asset Swap Agreement. The Trustee shall transfer from the Payment Account to the Investment Account any RO Termination Payments that are deposited in the Payment Account pursuant to this Section 3.7 to the extent that such amounts are to be used by the Trustee to acquire an Asset pursuant to the Investment Guidelines and any Investment Notice received from the Asset Swap Counterparty.

Section 3.8.  Deposits by the Interest Rate Swap Counterparty. The Interest Rate Swap Counterparty has been instructed by the Grantor to deposit, from time to time after the date hereof, into the Payment Account any amounts that are paid by the Interest Rate Swap Counterparty to the Grantor under the Interest Rate Swap Agreement.

Section 3.9.  Deposits by the Ceding Insurers. From time to time after the date hereof, the Ceding Insurers shall deposit into the Payment Account, on behalf of the Grantor, any Reinsurance Premiums that are paid to the Grantor under the Reinsurance Agreement. In addition, to the extent that any Policy Repayments are paid to the Grantor under the Reinsurance Agreement, the Ceding Insurers shall deposit such Policy Repayments, on behalf of the Grantor, into the Repayment Cash Account.

Section 3.10.  Deposits by XL Capital. From time to time after the date hereof, XL Capital shall deposit into the Payment Account, on behalf of the Grantor, any amounts that are paid by XL Capital to the Grantor under the Securities Issuance Agreement (other than amounts payable pursuant to Section 3.3 of the Securities Issuance Agreement, which amounts shall not be deposited into the Trust Account).

Section 3.11.  Requirements for Deposits. All deposits into the Trust Account (other than Returned XL Preferred Securities, if any, deposited pursuant to Sections 3.6 and Section 6.1 hereof) shall be in U.S. dollars and shall be made by wire transfer of immediately available funds to such account as may be specified by the Trustee in writing from time to time. Any deposit of Returned XL Preferred Securities by the Grantor shall be made by delivering to the Trustee certificates evidencing such Returned XL Preferred Securities in negotiable and proper deliverable form or accompanied by a duly executed stock power, in blank, bearing the signature of the transferor.

Section 3.12.  Access to Trust Account Information. The Beneficiaries will be given real-time access to all information with respect to the Trust Account through the Trustee’s electronic account system.

Section 3.13.  Payments by Guarantors. For the purposes of this Trust Agreement, any reference to a payment that is made by a specified person shall include any payment that is made by a guarantor of such specified person pursuant to a guarantee or by any other person that makes a payment for or on behalf of such specified person.

Section 3.14.  Grant of Trust Power. The Grantor hereby grants to the Trustee all trust powers necessary and reasonable in the performance of its duties and obligations hereunder.

Section 3.15.  Purpose of Trust. The Assets in the Trust Account shall be held by the Trustee for the sole use and benefit of the Beneficiaries as provided for herein.

Section 3.16.  Designation of Agents. Except as otherwise expressly provided in this Trust Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by a Beneficiary, as the case may be, shall be sufficiently executed if executed in the name of such Beneficiary by such officer or officers of such Beneficiary, or by such other agent or agents of such Beneficiary, as may be designated in a resolution or letter of advice by such Beneficiary (each such person, an “Authorized Representative”). Written notice of such designation by such Beneficiary shall be filed with the Trustee. The Trustee shall be protected in acting upon any written statement or other instrument made by such Authorized Representative of such Beneficiary with respect to the authority conferred on such person; provided, that each Beneficiary or its Authorized Representative may only represent its own respective interest.

Section 3.17.  No Other Conditions or Qualifications. This Trust Agreement and the enforceability hereof are not subject to any conditions or qualifications not expressly included herein.

ARTICLE IV

MAINTENANCE OF THE TRUST ACCOUNT

Section 4.1.  Administration of Investment Account by the Trustee. The Investment Account Assets shall be invested in accordance with the Investment Guidelines and any Investment Notice received by the Trustee from the Asset Swap Counterparty or its Authorized Representative, and the Trustee is hereby authorized and instructed to act in accordance with such Investment Guidelines and Investment Notice. Except as otherwise provided by this Trust Agreement, including the Investment Guidelines, or by any Investment Notice received from the Asset Swap Counterparty or its Authorized Representative, the Trustee shall not be required or permitted to take any action with respect to the investment or reinvestment of the Investment Account Assets. Subject to Section 7.4 hereof, any loss on an investment made pursuant to this Section 4.1 shall be borne exclusively by the Investment Account and the Trustee shall not be liable for such loss.

Section 4.2.  Administration of the Payment Account and the Repayment Account by the Trustee. The Payment Account Assets and, if applicable, the Repayment Cash Account Assets shall be invested in accordance with any written notices received by the Trustee from XL Capital or its Authorized Representative, and the Trustee is hereby authorized and instructed to act in accordance with such written notices. Any investment of Payment Account Assets or Repayment Cash Account Assets shall be made in financial instruments selected from time to time by XL Capital which (x) satisfy the criteria set forth in clauses (ii) and (iv) and the proviso (a) of the definition of Eligible Assets and (y) are capable of being liquidated within one Business Day of the receipt by the Trustee of a written notice from XL Capital. Investments made pursuant to this Section 4.2 shall not be deemed Reference Obligations for the purpose of the Asset Swap Agreement, and the Portfolio shall not be modified to reflect such investments. Except as otherwise provided by this Trust Agreement or by any written notice received by the Trustee from XL Capital, the Trustee shall not be required or permitted to take any action with respect to the investment or reinvestment of the Payment Account Assets and, if applicable, the Repayment Cash Account Assets. Subject to Section 7.4 hereof, any loss on an investment made pursuant to this Section 4.2 shall be borne exclusively by the Payment Account or the Repayment Cash Account, as applicable, and the respective Beneficiaries thereof and the Trustee shall not be liable for such loss.

Section 4.3.  Voting and Redemption of Securities. The Trustee shall exercise the right to vote with respect to any Investment Account Assets solely as directed by the Asset Swap Counterparty and, if the Trustee does not receive any direction from the Asset Swap Counterparty with respect to any vote, abstain from such vote. The Trustee shall exercise the right to vote with respect to any Payment Account Assets and any Repayment Cash Account Assets solely as directed by XL Capital and, if the Trustee does not receive any direction from XL Capital with respect to any vote, abstain from such vote. The Trustee shall exercise the right to vote with respect to the Returned XL Preferred Securities, if any, in the Returned Securities Account solely as directed by the Grantor and, if the Trustee does not receive any direction from the Grantor with respect to any vote, abstain from such vote. The Trustee shall exercise any right to redeem Returned XL Preferred Securities in the Returned Securities Account, if any, solely as directed by the Grantor and if the Trustee does not receive any direction from the Grantor with respect to any such redemption right, abstain from exercising such redemption right.

Section 4.4.  Books and Records

. The Trustee shall keep full and complete records of the administration of the Trust Account and each Account. Each of the Beneficiaries may, with reasonable prior notice, examine such Trust Account and Account records during business hours through any person or persons duly authorized in writing by such Beneficiary.

Section 4.5.  Disclosure of Interests. Each Beneficiary hereby authorizes the Trustee to disclose its respective name, address and interest in the Assets in the Trust Account if and to the extent that such disclosure is required by law.

ARTICLE V

DISTRIBUTIONS FROM THE PAYMENT ACCOUNT

Section 5.1.  Distributions Generally. (a) Except as provided in Sections 5.2, 6.2 and 6.3 hereof, all distributions from the Trust Account shall be made from the Payment Account and shall be subject to Section 5.9 hereof. If the Payment Account does not have sufficient Assets to fund a distribution that is required to be made pursuant to Section 5.2, 5.3, 5.4, 5.5, 5.6, 5.7 or 5.8 hereof, the Trustee shall (i) transfer cash from the Investment Account to the Payment Account or (ii) liquidate one or more Investment Account Assets in accordance with Section 4.1 hereof (but only to the extent that such liquidation is necessary to generate funds for any such distribution or distributions) and transfer such liquidation proceeds to the Payment Account. In the case of a distribution to be made to the Grantor pursuant to Section 5.8 hereof in order to permit the Grantor to pay Extraordinary Expenses stated by the Grantor to be due and payable, the Trustee shall (x) liquidate one or more Investment Account Assets in accordance with Section 4.1 hereof (but only to the extent that such liquidation is necessary to generate funds for such distribution), (y) transfer any proceeds from such liquidation to the Payment Account and (z) make such distribution to the Grantor solely from such liquidation proceeds.

Section 5.2.  Distributions to the Trustee. The Trustee may from time to time make distributions from the Payment Account to itself in order to satisfy any obligations that are then due and payable to it pursuant to Section 7.11 hereof; provided, that the Trustee has previously sought but not obtained payment from the Grantor and XL Capital and any grace periods for the payment of such obligations have expired. If after all Assets have been distributed from the Payment Account (after giving effect to a liquidation of Investment Account Assets and the transfer of the proceeds from such liquidation to the Payment Account pursuant to Section 5.1 hereof) any obligations that are then due and payable to the Trustee pursuant to Section 7.11 hereof remain unsatisfied, the Trustee may make such further distributions to itself from the Repayment Account as are necessary to satisfy such remaining obligations; provided, that the Trustee has previously sought but not obtained payment from the Grantor or XL Capital and any grace periods for the payment of such obligations have expired. The Trustee shall notify each of the Beneficiaries in writing at least five Business Days prior to making a distribution pursuant to this Section 5.2.

Section 5.3.  Distributions from the Payment Account to the Asset Swap Counterparty. The Asset Swap Counterparty may, by delivering via facsimile a written certification substantially in the form attached hereto as Exhibit C to the Trustee and a copy of such written certification to each other Beneficiary, from time to time request a distribution from the Payment Account in order to satisfy any obligations stated by the Asset Swap Counterparty to be due and payable (irrespective of whether any grace periods applicable thereto have expired) on the Specified Distribution Date by the Grantor to the Asset Swap Counterparty under the Asset Swap Agreement. The Trustee shall, subject to Section 5.9 hereof, distribute the requested amount to the Asset Swap Counterparty or its designee on the Specified Distribution Date.

Section 5.4.  Distributions from the Payment Account to the Interest Rate Swap Counterparty. The Interest Rate Swap Counterparty may, by delivering via facsimile a written certification in the form customarily produced in accordance with its internal procedures to the Trustee and a copy of such written certification to each other Beneficiary, from time to time request a distribution from the Payment Account in order to satisfy any obligations stated by the Interest Rate Swap Counterparty to be due and payable (irrespective of whether any grace periods applicable thereto have expired) on the Specified Distribution Date by the Grantor to the Interest Rate Swap Counterparty under the Interest Rate Swap Agreement. The Trustee shall, subject to Section 5.9 hereof, distribute the requested amount to the Interest Rate Swap Counterparty or its designee on the Specified Distribution Date.

Section 5.5.  Distributions from the Payment Account to the Ceding Insurers. Any Ceding Insurer may, by delivering via facsimile a written certification substantially in the form attached hereto as Exhibit C to the Trustee and a copy of such written certification to each other Beneficiary, from time to time request a distribution from the Payment Account in order to satisfy any obligations stated by the Ceding Insurer to be due and payable (irrespective of whether any grace periods applicable thereto have expired) on the Specified Distribution Date by the Grantor to the Ceding Insurer under the Reinsurance Agreement; provided, in each case, that (i) such written certification certifies that (a) the distribution will not result in the total amount of funds distributed from the Trust Account pursuant to this Section 5.5 and Section 5.6 hereof exceeding, in the aggregate, $350,000,000 as of the time of distribution and (b) there has not been commenced any winding up, liquidation or insolvency-related reorganization of XL Capital and (ii), if the distribution is requested in respect of a claim under the Reinsurance Agreement, a copy of the quarterly or interim report or the commutation report relating to such claim is attached to the written certification. The Trustee shall, subject to Section 5.9 hereof, distribute the requested amount to the Ceding Insurer or its designee on the Specified Distribution Date, but only against the concurrent issuance and delivery to the Grantor by XL Capital of an amount of XL Preferred Securities having an aggregate liquidation preference that is equal to the amount of funds so distributed. Any written certification to be delivered by a Ceding Insurer hereunder may be executed and delivered on its behalf by XLIB.

Section 5.6.  Distributions from the Payment Account to XLIB. XLIB may, by delivering via facsimile a written certification substantially in the form attached hereto as Exhibit C to the Trustee and a copy of such written certification to each other Beneficiary, request a distribution from the Payment Account to fund amounts stated to be due and payable (irrespective of whether any grace periods applicable thereto have expired) to XLIB or its designee on the Specified Distribution Date against the issuance and delivery of XL Preferred Securities to the Grantor pursuant to Sections 2.2(a)(ii) and 2.3(a) of the Securities Issuance Agreement; provided, in each case, that such written certification certifies that (i) the distribution will not result in the total amount of funds distributed from the Trust Account pursuant to Section 5.5 hereof and this Section 5.6 exceeding, in the aggregate, $350,000,000 as of the time of distribution and (ii) there has not been commenced any winding up, liquidation or insolvency-related reorganization of XL Capital. The Trustee shall, subject to Section 5.9 hereof, distribute the requested amount to XLIB or its designee on the Specified Distribution Date, but only against the concurrent issuance and delivery to the Grantor by XL Capital of an amount of XL Preferred Securities having an aggregate liquidation preference that is equal to the amount of funds so distributed.

Section 5.7.  Distributions from the Payment Account to XL Capital. XL Capital may, by delivering via facsimile a written certification substantially in the form attached hereto as Exhibit C to the Trustee and a copy of such written certification to each other Beneficiary, from time to time request a distribution from the Payment Account (i) in order to satisfy any obligations stated by XL Capital to be due and payable (irrespective of whether any grace periods applicable thereto have expired) on the Specified Distribution Date by the Grantor to XL Capital under Section 3.4 of the Securities Issuance Agreement or (ii) of Payment Account Net Earnings. The Trustee shall, subject to Section 5.9 hereof and the limitation set forth in the immediately succeeding sentence, distribute the requested amount to XL Capital or its designee on the Specified Distribution Date. Any distribution of Payment Account Net Earnings to XL Capital pursuant to this Section 5.7 shall be limited to the Payment Account Net Earnings in the Payment Account on the Specified Distribution Date after any distributions that are required to be made to the Trustee, the Asset Swap Counterparty, the Interest Rate Swap Counterparty, the Ceding Insurers and XLIB, or any of them, on the Specified Distribution Date have been made.

Section 5.8.  Distributions from the Payment Account to the Grantor. The Grantor may, by delivering via facsimile a written certification substantially in the form attached hereto as Exhibit C to the Trustee and a copy of such written certification to each other Beneficiary, from time to time request a distribution from the Payment Account in order to (i) pay any Extraordinary Expenses stated by the Grantor to be due and payable (irrespective of whether any grace periods applicable thereto have expired) on the Specified Distribution Date or (ii) make payments on the Issuer Preferred Securities on the Specified Distribution Date in accordance with their terms, as in effect on the date hereof. The Trustee shall, subject to Section 5.9 hereof, distribute the requested amount to the Grantor or its designee on the Specified Distribution Date.

Section 5.9.  Priority of Distributions from the Payment Account. If two or more distributions from the Payment Account are to be made on the same date, the Trustee shall make such distributions in the following order of priority: first, to the Trustee pursuant to Section 5.2 hereof; second, to the Asset Swap Counterparty or its designee pursuant to Section 5.3 hereof; third, to the Interest Rate Swap Counterparty or its designee pursuant to Section 5.4 hereof; fourth, to the Ceding Insurers or their respective designees pursuant to Section 5.5 hereof; fifth, to XLIB or its designee pursuant to Section 5.6 hereof; sixth, to XL Capital or its designee pursuant to Section 5.7 hereof; and, seventh, to the Grantor or its designee pursuant to Section 5.8 or 8.1(b) hereof.

ARTICLE VI

DISTRIBUTIONS FROM THE REPAYMENT ACCOUNT

Section 6.1.  Repayment Option. The Grantor shall have the option to deposit the full amount of Returned XL Preferred Securities into the Returned Securities Account at any time during the Securities Return Period. If at the time of expiration of the Securities Return Period the Grantor has not deposited the full amount of Returned XL Preferred Securities into the Returned Securities Account, the Trustee shall distribute all Repayment Cash Account Assets to XLIB or its designee on the first Business Day following the expiration of the Securities Return Period. If the Grantor deposits the full amount of Returned XL Preferred Securities into the Returned Securities Account at any time during the Securities Return Period, the Grantor shall have the option (the “Repayment Option”), exercisable during the period commencing on the first date on which the Ceding Insurers deposited the full amount of the Policy Repayments into the Repayment Cash Account and ending at 5 p.m., New York time, on the tenth Business Day thereafter (the “Repayment Option Period”), to receive a distribution of either (i) all the Returned Securities Account Assets in the Returned Securities Account at the time of the distribution or (ii) all Repayment Cash Account Assets in the Repayment Cash Account at the time of the distribution. The Grantor may exercise the Repayment Option at any time during the Repayment Option Period by delivering a written notice (an “Exercise Notice”) to the Trustee

(with a copy to XLIB) stating that the Grantor has exercised the Repayment Option and the type of distribution that the Grantor has elected to receive.

Section 6.2.  Distributions Prior to the Exercise of the Repayment Option.

(a)  The Trustee shall, subject to Section 6.4 hereof, promptly following the receipt thereof distribute to the Grantor all dividends, if any, paid on the Returned XL Preferred Securities (irrespective of when declared) while such Returned XL Preferred Securities are in the Returned Securities Account. Upon making any distribution to the Grantor pursuant to this Section 6.2(a), the Trustee shall, subject to Section 6.4 hereof, contemporaneously distribute to XLIB or its designee all Repayment Cash Account Net Earnings, if any, in the Repayment Cash Account at the time of the distribution.

(b)  If during the Repayment Option Period all or a portion of the Returned XL Preferred Securities in the Returned Securities Account are redeemed in accordance with their terms, the Trustee shall, subject to Section 6.4 hereof, promptly following the receipt thereof distribute to the Grantor the full redemption price (including any accrued dividends) paid on the Returned XL Preferred Securities so redeemed. Upon making any distribution to the Grantor pursuant to this Section 6.2(b), the Trustee shall, subject to Section 6.4 hereof, contemporaneously distribute to XLIB or its designee an amount of Repayment Cash Account Assets that is equal to the sum of (i) the aggregate liquidation preference of the Returned XL Preferred Securities redeemed in connection with the distribution to the Grantor and (ii) the Temporary Repayment Cash Account Net Earnings as determined and notified to the Trustee by XLIB. For purposes of this Trust Agreement, “Temporary Repayment Cash Account Net Earnings” means an amount of Repayment Cash Account Net Earnings that is equal to the product of (a) the Repayment Cash Account Net Earnings in the Repayment Cash Account at the time of the distribution to XLIB or its designee multiplied by (b) a fraction, the numerator of which is the aggregate liquidation preference of the Returned XL Preferred Securities redeemed in connection with the distribution to the Grantor and the denominator of which is the aggregate liquidation preference of all of the Returned XL Preferred Securities in the Returned Securities Account immediately prior to such redemption.

(c)  Subject to Section 6.4 hereof, any distribution pursuant to this Section 6.2 to the Grantor or its designee or to XLIB or its designee shall be made free and clear of any claim by any other person.

Section 6.3.  Distributions following the Exercise of the Repayment Option. Within one Business Day of receiving a completed Exercise Notice from the Grantor, the Trustee shall, subject to Section 6.4 hereof, make a distribution from the Repayment Account to the Grantor or its designee in accordance with the election made by the Grantor in the Exercise Notice. If by the expiration of the Repayment Option Period the Trustee shall not have received a properly completed Exercise Notice from the Grantor, (i) the Grantor shall be deemed to have elected to receive a distribution from the Returned Securities Account consisting of all Returned Securities Account Assets at the time of the distribution and (ii) the Trustee shall, subject to Section 6.4 hereof, make a distribution on the first Business Day following the expiration of the

Repayment Option Period to the Grantor or its designee in accordance with such deemed election. Upon making any distribution to the Grantor pursuant to this Section 6.3, the Trustee shall, subject to Section 6.4 hereof, contemporaneously distribute all other Repayment Account Assets in the Repayment Account at the time of the distribution to XLIB or its designee. Subject to Section 6.4 hereof, any distribution pursuant to this Section 6.3 to the Grantor or its designee or to XLIB or its designee shall be made free and clear of any claim by any other person.

Section 6.4.  Priority of Distributions from the Repayment Account. If the Trustee is to make a distribution from the Repayment Account to itself pursuant to Section 5.2 hereof on any date on which a distribution from the Repayment Account is also to be made to the Grantor or its designee or XLIB or its designee pursuant to Section 6.2 or Section 6.3 hereof, the Trustee shall make such distributions, first, to the Trustee and, second, to XLIB or its designee and, if applicable, to the Grantor or its designee. Any distribution from the Repayment Account to the Trustee pursuant to this Section 6.4 shall be made equally out of the Repayment Cash Account Assets and the Returned Securities Account Assets.

ARTICLE VII

RIGHTS AND DUTIES OF THE TRUSTEE

Section 7.1.  Acceptance of Assets by the Trustee. The Trustee shall not accept any Assets for deposit into the Trust Account (other than cash) unless such Assets are issued or registered in such form that they are readily negotiable to the Trustee. For the purposes of the preceding sentence, Assets that are either issued in “bearer” form or issued or registered in the name of the Trustee or its nominee shall be deemed to be in such negotiable form or specifically endorsed by the Grantor to the Trustee in blank. Any Assets received by the Trustee that are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to the appropriate person as unacceptable. In no case shall any Asset to be credited to the Trust Account be registered in the name of the Grantor, payable to the order of the Grantor or specially endorsed to the Grantor except to the extent the foregoing have been specially endorsed by the Grantor to the Trustee or in blank.

Section 7.2.  Collection of Interest, Dividends and Other Investment Income. The Trustee is hereby authorized, without prior direction from, or notice to, any of the Beneficiaries to demand payment of and collect all interest payments and other investment income on the Assets comprising the Trust Account, if any. The Trustee shall initially (i) deposit all interest payments and other investment income on Investment Account Assets into the Investment Account, (ii) all interest payments and other investment income on Payment Account Assets into the Payment Account, (iii) all interest payments and other investment income on Repayment Cash Account Assets into the Repayment Cash Account and (iv) all dividend payments and other investment income on Returned Securities Account Assets into the Returned Securities Account.

Section 7.3.  Obligations of the Trustee. The Trustee agrees to hold, transfer and distribute Assets in the Trust Account in accordance with the provisions expressed herein.

Section 7.4.  Responsibilities of Trustee. The Trustee, in the administration of this Trust Account, shall be bound solely by the express provisions herein, the written notices and certifications contemplated hereby and such further directions as the appropriate party or parties may, under the conditions herein provided, deliver to the Trustee. The Trustee shall be under no obligation to enforce the Grantor’s obligations under this Trust Agreement, except as otherwise expressly provided or directed pursuant hereto. The Trustee’s responsibilities shall be limited to the safe holding of the Assets comprising the Trust Account, and the Trustee shall be liable only for its own negligence, willful misconduct, lack of good faith or breaches of fiduciary duties or express obligations under this Trust Agreement. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

Section 7.5.  Consultation with Counsel. The Trustee may consult with counsel selected by it, who may be counsel for a Beneficiary. If such counsel is not an employee of the Trustee, the Grantor or any of the Other Beneficiaries, the reasonable fees and expenses of such counsel shall be jointly and severally borne by the Grantor and XL Capital. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel.

Section 7.6.  Monthly Report, Etc. (a)The Trustee shall provide an activity report to the Beneficiaries upon inception of the Trust Account and within five Business Days following the end of each month, which report shall, in reasonable detail, show with respect to each of the Investment Account, the Payment Account and the Repayment Account (i) all deposits, distributions, transfers and substitutions during such month; (ii) a listing of securities held and cash and cash equivalent balances as of the day of such report; (iii) the fair market value of each Asset held in such Account (other than cash held in U.S. dollars) and the amount of cash held in U.S. dollars as of the day of such report; and (iv) the cost basis of each Asset held in such Account (other than cash held in U.S. dollars). The Trustee further agrees to forward upon request to the Beneficiaries a certified list and valuation of all Assets held under this Trust Agreement.

(b)  The Trustee shall utilize the services of a nationally recognized reporting service in order to determine the fair market value of any Assets in the Trust Account (other than cash held in United States dollars) on a monthly basis, and the Beneficiaries shall accept and agree to such values absent manifest error; provided, that such values are to be stated in United States dollars. The Trustee shall notify the Beneficiaries of the identity of the reporting service utilized by the Trustee for such purpose.

(c)  The Trustee shall, promptly following receipt by the Trustee, send to the Asset Swap Counterparty and XL Capital copies of any notices, reports or information that the Trustee receives concerning any security then being held as part of the Portfolio, including, information concerning any unscheduled payment the Trustee receives in respect of any such security.

(d)  The Trustee shall, if requested by the Asset Swap Counterparty, request copies of any notices, reports or information with respect to any security then being held as part of the Portfolio which the Asset Swap Counterparty would be entitled to receive if such security were held by the Asset Swap Counterparty.

Section 7.7.  Resignation or Removal of the Trustee. (a)Subject to clause (b) below, the Trustee may, at any time, resign from, and terminate its capacity hereunder by providing at least ninety days’ prior written notice to the Beneficiaries. The Grantor may remove the Trustee by providing at least ninety days’ prior written notice of such removal to the Trustee, provided that such removal is consented to in writing by each of the Other Beneficiaries (who may not unreasonably withhold or delay their consent). A resignation or removal of the Trustee shall not become effective until a successor to the Trustee shall have been duly appointed and approved by the Beneficiaries or by a court pursuant to Section 7.7(b) hereof and all Assets held within the Trust Account have been duly transferred to such successor.

(b)  The Grantor, upon receiving a notice of resignation from the Trustee or delivering a notice of removal to the Trustee, shall promptly appoint a successor trustee acceptable to the Other Beneficiaries, by written instrument, copies of which instrument shall be delivered to the retiring Trustee, the Other Beneficiaries and the successor trustee. If no successor trustee shall have been appointed and accepted appointment as provided in this Section 7.7 within ninety days following the written notice of resignation or removal, as the case may be, the retiring Trustee may petition, at the expense of the Grantor, any court of competent jurisdiction for appointment of a successor trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor trustee. Upon the Trustee’s delivery of the Assets in the Trust Account to the successor trustee along with a closing statement showing all activities from the last month report, the Trustee shall be discharged of further responsibilities hereunder.

Section 7.8.  Successor Trustee. Any successor trustee appointed as provided in Section 7.7 hereof, shall execute, acknowledge and deliver to the Beneficiaries and to its predecessor Trustee an instrument accepting such appointment hereunder and agreeing to be bound by the terms and conditions hereof. Upon the Trustee’s delivery of the Assets held in the Trust Account to the successor trustee along with a closing statement showing all activities from the last month report, the successor trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents relating to the Assets held within the Trust Account delivered to it, together with any Assets remaining in the Trust Account. In addition, the predecessor Trustee and, upon request of the successor trustee, the Grantor shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

Section 7.9.  Merger, Conversion, Consolidation or Succession to Business. Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder.

Section 7.10.  Release of Information. The Trustee shall respond to any and all reasonable requests for information concerning the Trust Account or the Assets held therein by any of the parties to this Trust Agreement.

Section 7.11.  Indemnification and Charges of the Trustee. (a)The Grantor and XL Capital hereby jointly and severally agree to indemnify the Trustee and its directors, officers, employees and agents for, and hold the Trustee and its directors, officers, employees and agents harmless against, any loss, liability, costs or expenses (including reasonable attorneys’ fees and expenses and the costs and expenses of defending the Trustee or its directors, officers, employees or agents against any claim) incurred or made without negligence, willful misconduct, lack of good faith or breach of the Trustee’s fiduciary duties or express obligations under this Trust Agreement, arising out of or in connection with the performance of the Trustee’s obligations in accordance with the provisions of this Trust Agreement. The Grantor and XL Capital hereby acknowledge that the foregoing indemnities shall survive the resignation or removal of the Trustee.

(b)  The Grantor and XL Capital hereby jointly and severally agree to pay all costs, fees or expenses charged by the Trustee (including reasonable fees and expenses of counsel as provided for in Section 7.5 hereof) for acting as the Trustee pursuant to this Trust Agreement as set forth in the fee letter between the Grantor and the Trustee.

(c)  The provisions of this Section 7.11 shall survive the termination of this Trust Agreement.

Section 7.12.  Limitations of Responsibilities of Trustee. (a)The Trustee shall not be responsible for determining the amount of Assets required to be deposited into any Account.

(b)  Subject to Section 7.4 hereof, the Trustee shall not be liable with respect to any action taken or omitted to be taken by it (i) in accordance with the Investment Guidelines and Investment Notices received from the Asset Swap Counterparty and (ii) the written notices from XL Capital pursuant to Section 4.2 hereof. In addition, subject to the immediately succeeding sentence the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with any written directions received by the Trustee from the Grantor or the Other Beneficiaries relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement. If any such written direction conflicts on its face with another direction signed by or on behalf of a Beneficiary or its Authorized Representative and delivered to the Trustee, the Trustee shall, to the extent any such direction pertains to a distribution to be made hereunder, make such distribution as provided in Section 5.9 hereof and shall not be liable for doing so. No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers unless the Trustee shall have received reasonable assurance that it will be reimbursed therefor.

(c)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees. The Trustee makes no representations as to the validity or sufficiency of this Trust Agreement.

(d)  Notwithstanding anything to the contrary in this Trust Agreement, in no event shall the Trustee be liable under or in connection with this Trust Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(e)  Subject to Section 7.4 hereof, the Trustee shall be protected in acting upon any statement, notice, resolution, request, consent, order certificate, report, appraisal, opinion, telegram, cablegram, letter or other paper or document believed by the Trustee to be genuine and to have been signed, sent or presented by the proper party or parties or their Authorized Representatives.

Section 7.13.  Force Majeure. Notwithstanding anything contained in this Trust Agreement to the contrary, the Trustee shall not be responsible or liable for its failure to perform under this Trust Agreement or for any losses to the Trust Account resulting from any event beyond the reasonable control of the Trustee, its agents, or its subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, agency or body de facto or de jure; or enactment, promulgation, imposition, or enforcement by any such governmental authority, agency or body of currency restrictions, exchange controls, levies, or other charges affecting the Assets; or the breakdown, failure, or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry regulatory body or organization including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection, or revolution; or acts of God; or any other similar event or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility maintained by a clearing system or otherwise. This Section 7.13 shall survive the termination of this Trust Agreement.

Section 7.14.  Deposit. The Trustee may deposit any Assets in the Trust Account in a book-entry account maintained at the Federal Reserve Bank of New York or in depositories such as the Depository Trust Company and the Participants Trust Company. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

Section 7.15.  Certificates of the Grantor and the Other Beneficiaries. Whenever in the administration of the Trust Account created by this Trust Agreement, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of a Beneficiary or its Authorized Representative and delivered to the Trustee and said certificate shall, subject to the immediately succeeding sentence, be full warrant to the Trustee for any action taken, suffered or omitted by it on the faith thereof; provided, that the Trustee, at its sole discretion, may in lieu thereof accept other evidence of the fact or matter or may require such other or additional evidence as it may deem reasonable. If any such statement or certificate conflicts on its face with another statement or certificate signed by or on behalf of a Beneficiary or its Authorized Representative and delivered to the Trustee, the Trustee shall, to the extent any such statement or certificate pertains to a distribution to be made hereunder, make such distribution as provided in Section 5.9 hereof and shall not be liable for doing so.

ARTICLE VIII

TERMINATION OF TRUST AGREEMENT

Section 8.1.  Termination. (a)This Trust Agreement will terminate on the Final Redemption Date (the “Termination Date”). The Trust Agreement may be terminated by the Grantor prior to the Termination Date with the written consent of each of the Other Beneficiaries upon 60 days’ written notice to the Trustee; provided, that such termination by the Grantor shall not be effective until such time as the Grantor has provided the Other Beneficiaries with such alternative security for the Grantor’s obligations under the Reinsurance Agreement, the Securities Issuance Agreement, the Asset Swap Agreement and the Interest Rate Swap Agreement, respectively, as the Other Beneficiaries may request in their sole discretion.

(b)  Upon any such termination and subject to Sections 5.1 and 5.9 hereof, the Trustee shall distribute any remaining Assets held in the Trust Account to or as directed by the Grantor, and shall take any and all commercially practicable steps necessary to absolutely and unequivocally transfer all right, title and interest in such Assets and to deliver physical custody, if applicable, in such Assets to the Grantor or as otherwise directed by the Grantor.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1.  Failure to Act. The failure of any party hereto at any time to exercise any of the rights or powers conferred upon it herein shall not constitute a waiver of its right to exercise, or stop it from exercising, any rights at any subsequent time, and such failure shall not reduce in any degree any liability or obligation for which any other party is bound hereunder.

Section 9.2.  Amendments. This Trust Agreement may be altered, amended or terminated at any time only by written agreement executed by each party hereto; provided that the consent of the Trustee shall not be required to the extent that any such alteration, amendment or termination would not reasonably be expected to have the effect of increasing or expanding the Trustee’s obligations or duties under this Trust Agreement. A copy of any such written agreement not executed by the Trustee shall be delivered to the Trustee by the Beneficiaries.

Section 9.3.  Additional Parties. Any Ceding Insurer who is no a party to this Trust Agreement as of the date hereof shall become an additional party to this Trust Agreement as a Beneficiary with all of the rights and obligations thereof by executing a counterpart signature page and delivering such counterpart signature page to the Trustee.

Section 9.4.  Assignment. This Trust Agreement may not be assigned without the written consent of the parties hereto. Subject to the receipt of such written consent, any such assignment shall be binding upon and inure to the benefit of the parties hereto, their successor and assigns. Notwithstanding anything in this Trust Agreement to the contrary, in no event shall any resignation or removal of the Trustee be effective until a successor trustee has been duly appointed and approved by the Beneficiaries or by a court and all Assets in the Trust Account have been duly transferred to the new trustee, as provided in Section 7.7 hereof.

Section 9.5.  Limited Recourse. All obligations of and any claims against the Grantor under this Trust Agreement shall be with recourse solely to the Grantor’s Assets (other than its ordinary share capital of U.S. $5,000, the amount equal to U.S. $1,500 paid to the Grantor as a transaction fee, any interest income earned on such excluded amounts and the Cayman Islands bank account in which such amounts are held) for satisfaction of the Grantor’s obligations hereunder.

All obligations of and any claims against the Grantor under this Trust Agreement shall be extinguished and shall not thereafter revive in the event that, at any time, the Grantor’s assets (other than the cash amounts representing its ordinary share capital of U.S. $5,000, the amount equal to U.S. $1,500 paid to the Grantor as a transaction fee, any interest income earned on such excluded amounts and the Cayman bank account in which such amounts are held) are exhausted. The Trustee and the Other Beneficiaries shall have no further claim thereafter against the Grantor, its directors, officers or shareholders for any shortfall.

The provisions of this Section 9.5 shall survive the termination of this Trust Agreement.

Section 9.6.  Non-Petition. The Trustee and the Beneficiaries, by entering into this Trust Agreement, hereby covenant and agree that they will not at any time institute against each other, or join in any institution against each other of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under U.S. federal or state or any non-U.S. bankruptcy or similar law in connection with any obligations hereunder until the expiration of one year and one day (or if longer, the applicable preference period then in effect (plus one day) under any applicable law) from the Termination Date. The provisions of this Section 9.6 shall survive the termination of this Trust Agreement.

Section 9.7.  Paragraph Headings. The paragraph headings contained herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.8.  Counterparts. This Trust Agreement may be executed in any number of counterparts or by attached documents, all of which shall constitute one and the same original.

Section 9.9.  Notices. (a)Except as otherwise provided herein, all notices, requests, demands and other communications required or permitted to be given to the Grantor, the Asset Swap Counterparty, Interest Rate Swap Counterparty, the Ceding Insurers or XL Capital under this Trust Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

Grantor:	Stoneheath Re
c/o HSBC Financial Services (Cayman)
Limited
Strathvale House
North Church Street
P.O. Box 1109
Georgetown
Grand Cayman, KY1-1102
Cayman Islands
Attention: The Directors
Telephone: (345)-949-7755
Facsimile: (345)-949-7634

Asset Swap Counterparty:	Goldman Sachs International
Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
England
Attention: IBD Legal
Telephone: 44-(20)-7774-0374
Facsimile: 44-(20)-7774-4123

Interest Rate Swap Counterparty:	IXIS Financial Products Inc.
9 West 57th Street, 35th Floor
New York, New York 10019

United States of America
Attention: Swaps Administration
Telephone: (212)-891-6194
Facsimile: (212)-891-0660

Ceding Insurers:	XL Insurance (Bermuda) Ltd
XL House
One Bermudiana Road
Hamilton, HM 11 Bermuda
Attention: Chief Operating Officer and
Director of Global Programs
Telephone: (441)-294-7742
Facsimile: (441)-292-3919

Cc:	XL Insurance (Bermuda) Ltd
XL House
One Bermudiana Road
Hamilton HM 11 Bermuda
Attention: Chief Financial Officer
Telephone: (441)-294-7379
Facsimile: (441)-292-3919

XL Capital:	XL Capital Ltd
XL House
One Bermudiana Road
Hamilton, HM 11 Bermuda
Attention: Executive Vice President-
General Counsel-Corporate Affairs-
Secretary
Telephone: (441)-292-8515
Facsimile: (441)-295-2840

Each party hereto may alter the address to which notices, requests, demands and other communications are to be sent to such party by giving notice of such change of address in conformity with the provisions of this Section 9.9.

(b)  Unless otherwise specifically provided herein, every notice, direction, request, demand, acknowledgment or other communication required or permitted to be given to the Trustee under this Trust Agreement shall be given and made under the terms hereof, shall be in writing and may be made or given by facsimile and shall be deemed to have been duly given or made (i) when received by the Trustee and (ii) when addressed as follows:

Trustee:	The Bank of New York
101 Barclay Street, 21st Floor
New York, New York 10286

Attention: Global Structured Finance
Telephone: (212)-298-1550
Facsimile: (212)-815-5915

Section 9.10.  Severability. In the event any provision of this Trust Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of this Trust Agreement.

Section 9.11.  Governing Law. Both this Trust Agreement and the Trust Account shall be governed and construed by the laws of the State of New York.

Section 9.12.  Dispute Resolution. Notwithstanding any other provision contained in this Trust Agreement, any controversy or claim arising out of or relating to this Trust Agreement shall be resolved by binding arbitration administered by the American Arbitration Association, pursuant to its Commercial Arbitration Rules. This agreement to arbitrate shall be enforceable under the Federal Arbitration Act, 9 U.S.C. §1 et seq. The arbitration shall be held in New York, New York before three neutral arbitrators, none of which shall be party-appointed and all of which shall be selected in accordance with Rule 11 of the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators may hear and rule on dispositive motions as part of the arbitration proceeding, including motions for judgment on the pleadings, summary judgment and partial summary judgment. The arbitration award shall be in writing and shall state the findings of fact and conclusions of law upon which it is based. Judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction. The parties covenant that they will participate in the arbitration in good faith and that they will share equally its costs (which, in the case of the Grantor, shall constitute Extraordinary Expenses). The provisions of this Section 9.12 shall be enforceable in any court of competent jurisdiction, and the parties hereto shall bear their own costs (which, in the case of the Grantor, shall constitute Extraordinary Expenses) in the event of any proceeding to enforce this Trust Agreement. The decision of the arbitrators shall be final and conclusive and shall not be subject to appeal absent manifest error. In no event shall the arbitrators award any party punitive, special, consequential or exemplary damages. By agreeing to arbitration, the parties hereto do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate, and in addition to the authority conferred upon the panel by the rules specified above, the panel shall also have the authority to grant provisional remedies, including injunctive relief.

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IN WITNESS OF THE ABOVE, this Trust Agreement is executed by the parties’ duly authorized officers on the dates indicated below with an effective date of December 12, 2006.

GOLDMAN SACHS INTERNATIONAL,
as Beneficiary

By /s/ Dan Parker
Name: Dan Parker
Title: Authorised Signatory
Date: 12-December-2006

Attest: /s/ Sarah Taylor
Name: Sarah Taylor
Title: Authorised Signatory
Date: 12-December-2006

[Signature Page (Trust Agreement)]

XL INSURANCE (BERMUDA) LTD
on behalf of itself and the OTHER CEDING INSURERS,
as Beneficiaries

By /s/ C. Stanley Lee
Name: C. Stanley Lee
Title: SVP, Chief Financial Officer
Date: December 12, 2006

Attest: /s/ Georgette Barit
Name: Georgette Barit
Title: Asst. Secretary
Date: December 12, 2006

[Signature Page (Trust Agreement)]

XL CAPITAL LTD,
as Beneficiary

By: /s/ Kirstin Romann Gould
Name: Kirstin Romann Gould
Title: Secretary
Date: December 12, 2006

Attest: /s/ Robert Kuzloski
Name: Robert Kuzloski
Title: Vice President
Date: December 12, 2006

[Signature Page (Trust Agreement)]

STONEHEATH RE,
as Grantor and Beneficiary

By /s/ Linda Haddleton
Name: Linda Haddleton
Title: Director
Date: December 12, 2006

Attest: /s/ Liz Frederick
Name: Liz Frederick
Title: Assistant Manager
Date: December 12, 2006

[Signature Page (Trust Agreement)]

THE BANK OF NEW YORK
not in its individual capacity, but solely as the
Trustee

By /s/ Christopher Curti
Name: Christopher Curti
Title: Assistant Vice President
Date: December 12, 2006

Attest: /s/ Joseph Constantino
Name: Joseph Constantino
Title: Assistant Vice President
Date: December 12, 2006

[Signature Page (Trust Agreement)]

EXHIBIT A

INVESTMENT GUIDELINES

ANNEX A

LIST OF INITIAL PERMITTED INVESTMENTS

ANNEX B

LIST OF ISSUERS OF ELIGIBLE ASSETS

EXHIBIT B

NOTICE REGARDING ASSETS

EXHIBIT C

Form of Request Notice
for Distributions from the Trust Account